Press Release
FOR RELEASE: June 23, 2022

APOGEE ENTERPRISES REPORTS FISCAL 2023 FIRST QUARTER RESULTS

•First-quarter revenue grows 9 percent, to $357 million

•First-quarter earnings increase to $1.00 per diluted share; up from $0.42 in the prior year

•Increases full year adjusted earnings guidance to a range of $3.50 to $3.90 per diluted share

MINNEAPOLIS, MN, June 23, 2022 – Apogee Enterprises, Inc. (Nasdaq: APOG) today announced its fiscal 2023 first quarter results. First-quarter revenue grew 9.4 percent to $356.6 million, compared to $326.0 million in the first quarter of fiscal year 2022, led by growth in Architectural Framing Systems and Architectural Services. Earnings per diluted share increased to $1.00, compared to $0.42 per diluted share in the prior-year quarter, primarily driven by improved profitability in Architectural Framing Systems and Architectural Glass, and a lower share count.

Commentary
“These strong results demonstrate the continued positive momentum in our business as we execute our strategy to create peak value,” said Ty R. Silberhorn, Chief Executive Officer. “Our team did a terrific job executing this quarter, improving service to customers, while effectively managing costs and pricing. Our strategy is driving improved operational execution and productivity gains, while strengthening our ability to manage costs.”

Mr. Silberhorn continued, “While we expect continued cost inflation and supply chain challenges, we are encouraged by this start to our fiscal year. We are well positioned to drive continued year-over-year revenue growth and margin expansion. As a result, we’re increasing our guidance for full-year earnings.”

Segment Results

Architectural Framing Systems
Architectural Framing Systems first-quarter revenue grew 19 percent, to $163.3 million, from $136.8 million in the prior-year period, primarily driven by inflation-related pricing actions. First quarter operating income increased to $23.7 million, compared to $8.4 million in last year’s first quarter, reflecting improved pricing and the benefits from previously completed restructuring and cost actions, which offset the impact of inflation.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Framing Systems’ operating income also benefited from the timing of inventory flows and the volatility of aluminum prices, as it sold products this quarter using aluminum that was purchased in previous periods at lower costs. Segment backlog increased to $310 million, up from $281 million at the end of the fourth quarter of fiscal 2022. Framing Systems’ prior year results have been recast to reflect the move of the Sotawall business to the Architectural Services segment, effective this quarter.

Architectural Services
Architectural Services revenue grew 14 percent to $103.4 million, from $90.7 million in the prior-year quarter, driven by increased volume from executing projects in backlog. Operating income was $2.9 million, compared to $4.2 million in the prior-year period, primarily reflecting performance write downs on a discrete number of projects, increased costs for investments to support future growth, and a less favorable project mix, partially offset by the higher volume. Segment backlog improved to $681 million, up from $665 million at the end of the fourth quarter of fiscal 2022. Prior-year results for Architectural Services have been recast to reflect the move of the Sotawall business into the segment, effective this quarter.

Architectural Glass
Architectural Glass revenue in the first quarter was $76.3 million, compared to $83.0 million in the prior-year quarter, primarily reflecting lower volume. Operating income improved to $5.2 million, compared to $2.1 million in last year’s first quarter, driven by productivity gains, the positive impact of restructuring actions completed last year, and improved pricing, which offset the impact of inflation and lower volume.

Large-Scale Optical
Large-Scale Optical revenue grew 4 percent to $25.2 million, up from $24.3 million in the first quarter last year, driven by improved pricing and a more favorable sales mix. Operating income was $6.5 million, up from $5.8 million in last year’s first quarter, primarily reflecting improved productivity, partially offset by cost inflation.

Financial Condition
Net cash used by operating activities in the first quarter was $30.5 million, compared to $6.9 million provided by operating activities in the prior-year period. The lower cash flow primarily reflected increased working capital related to revenue growth. Capital expenditures were $5.1 million, compared to $4.7 million in last year’s first quarter. During the first quarter, the company repurchased 1.57 million shares of stock for $74.3 million and returned $4.8 million to shareholders through dividend payments.

Quarter-end total debt was $261 million, compared to $165 million at the end of last year’s first quarter. Cash and cash equivalents were $15.2 million, compared to $36.5 million at the end of the first quarter of fiscal 2022.

Outlook
Based on first-quarter results and increasing confidence in its outlook, the company is raising its guidance for full-year adjusted earnings to a range of $3.50 to $3.90 per diluted share, up from the previously announced range of $2.90 to $3.30. The company continues to expect full-year capital expenditures of $35 million to $40 million.

Conference Call Information
The company will host a conference call today at 8:00 a.m. Central Time to discuss its financial results and provide a business update. This call will be webcast and is available in the Investor Relations section of the company’s website, along with presentation slides, at https://www.apog.com/events-and-presentations. The webcast also will be archived for replay on the company’s website.

About Apogee Enterprises
Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural products and services for enclosing buildings, and glazing products for framing art. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes high-performance architectural glass, windows, curtainwall,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

storefront and entrance systems, integrated project management and installation services, as well as value-added glass and acrylic for custom picture framing and displays. For more information, visit www.apog.com.

Use of Non-GAAP Financial Measures
This release and other financial communications may contain the following non-GAAP measures:

•Adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted earnings per diluted share (“adjusted earnings per share” or “adjusted EPS”) are used by the company to provide meaningful supplemental information about its operating performance by excluding amounts that are not considered part of core operating results to enhance comparability of results from period to period. Examples of items excluded to arrive at this adjusted measure in recent reporting periods include: impairment charges, restructuring costs, acquired project-related charges, gains or losses from significant asset sales, and COVID-19 related expenditures.
•Free cash flow is defined as net cash provided by operating activities, minus capital expenditures. The company considers this measure an indication of its financial strength. However, free cash flow does not fully reflect the company’s ability to freely deploy generated cash, as it does not reflect, for example, required payments on indebtedness and other fixed obligations.
•Net Debt is a non-GAAP measure defined as the sum of long-term and current debt on our consolidated balance sheet, less cash and cash equivalents. The company considers this measure helpful to evaluate our capital structure and financial leverage, and our ability to fund investing and financing activities.
•Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. We believe this metric provides useful information to investors and analysts about the Company's performance because it eliminates the effects of certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of the company.

A reconciliation of non-GAAP guidance on Adjusted EPS to GAAP guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty of the magnitude and timing of future adjustments. These adjustments may include the impact of such items as impairment charges, restructuring costs, acquired project-related charges, and gains or losses from significant asset sales. Accordingly, the company is unable to provide a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure or address the probable significance of the unavailable information, which could be material to the company's future financial results computed in accordance with GAAP.

An operational measure that management uses is backlog. Backlog represents the dollar amount of signed contracts or firm orders, generally as a result of a competitive bidding process, which is expected to be recognized as revenue. Backlog is not a term defined under U.S. GAAP and is not a measure of contract profitability. Backlog should not be used as the sole indicator of future segment revenue because we have a substantial number of projects with short lead times that book-and-bill within the same reporting period and are not included in backlog.

Management uses non-GAAP measures to evaluate the company’s historical and prospective financial performance, measure operational profitability on a consistent basis, and provide enhanced transparency to the investment community. Non-GAAP measures should be viewed in addition to, and not as a substitute for, the reported financial results of the company prepared in accordance with GAAP. Other companies may calculate these measures differently, limiting the usefulness of the measures for comparison with other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements”. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information,

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

future events or otherwise. All forward-looking statements are qualified by factors that may affect the results, performance, financial condition, prospects and opportunities of the company , including the following: (A) uncertainty regarding the potential impacts and duration of the COVID-19 pandemic; (B) global economic conditions and the cyclical nature of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the condition of the U.S. economy, which impact our large-scale optical segment; (C) fluctuations in foreign currency exchange rates; (D) actions of new and existing competitors; (E) ability to effectively utilize and increase production capacity; (F) departure of key personnel and ability to source sufficient labor; (G) product performance, reliability and quality issues; (H) project management and installation issues that could affect the profitability of individual contracts; (I) changes in consumer and customer preference, or architectural trends and building codes; (J) dependence on a relatively small number of customers in certain business segments; (K) revenue and operating results that could differ from market expectations; (L) self-insurance risk related to a material product liability or other event for which the company is liable; (M) dependence on information technology systems and information security threats; (N) cost of compliance with and changes in environmental regulations; (O) fluctuations in the availability and cost of materials used in our products and the impact of trade; (P) integration of recent acquisitions and management of acquired contracts; (Q) impairment of goodwill or indefinite-lived intangible assets; (R) our ability to execute our strategy to become the economic leader in our target markets and build an operating model to enable profitable growth; (S) increases in costs related to employee health care benefits; and (T) risks that anticipated results from business restructuring initiatives will not be achieved, implementation of cost-saving and business restructuring initiatives may take more time or cost more than expected, the anticipated cost savings may be materially less than anticipated, and the restructuring may result in disruption in delivery of services to our customers. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results, performance, prospects, or opportunities. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contact
Jeff Huebschen
Vice President, Investor Relations & Communications
952.487.7538
ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	May 28, 2022	May 29, 2021	% Change
Net sales	$356,635	$326,006	9%
Cost of sales	271,018	258,296	5%
Gross profit	85,617	67,710	26%
Selling, general and administrative expenses	52,401	51,668	1%
Operating income	33,216	16,042	107%
Interest expense, net	1,206	1,238	(3)%
Other expense, net	1,310	315	316%
Earnings before income taxes	30,700	14,489	112%
Income tax expense	7,969	3,672	117%
Net earnings	$22,731	$10,817	110%

Earnings per share - basic	$1.01	$0.43	135%
Earnings per share - diluted	$1.00	$0.42	138%
Weighted average basic shares outstanding	22,399	25,402	(12)%
Weighted average diluted shares outstanding	22,651	25,822	(12)%
Cash dividends per common share	$0.2200	$0.2000	10%

Business Segment Information
(Unaudited)
	Three Months Ended
(In thousands)	May 28, 2022	May 29, 2021	% Change
Net sales
Architectural Framing Systems	$163,292	$136,768	19%
Architectural Services	103,388	90,732	14%
Architectural Glass	76,265	83,031	(8)%
Large-Scale Optical	25,162	24,228	4%
Intersegment eliminations	(11,472)	(8,753)	31%
Net sales	$356,635	$326,006	9%
Operating income (loss)
Architectural Framing Systems	$23,665	$8,371	183%
Architectural Services	2,927	4,226	(31)%
Architectural Glass	5,169	2,128	143%
Large-Scale Optical	6,498	5,847	11%
Corporate and other	(5,043)	(4,530)	11%
Operating income	$33,216	$16,042	107%

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)	May 28, 2022	February 26, 2022
Assets
Cash and cash equivalents	$15,186	$37,583
Restricted cash	8,685	—
Current assets	347,290	300,309
Net property, plant and equipment	237,412	249,995
Other assets	298,377	299,976
Total assets	$906,950	$887,863
Liabilities and shareholders' equity
Current liabilities	207,065	231,946
Current debt	—	1,000
Long-term debt	261,000	162,000
Other liabilities	111,595	106,718
Shareholders' equity	327,290	386,199
Total liabilities and shareholders' equity	$906,950	$887,863

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc.
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Three Months Ended
(In thousands)	May 28, 2022	May 29, 2021
Net earnings	$22,731	$10,817
Depreciation and amortization	10,849	12,980
Share-based compensation	1,597	1,674
Gain on disposal of assets	(660)	(421)
Other, net	6,012	4,518
Changes in operating assets and liabilities:
Receivables	(26,671)	4,455
Inventories	(17,744)	2,252
Costs and earnings on contracts in excess of billings	(5,325)	1,205
Accounts payable and accrued expenses	(17,854)	(22,449)
Billings in excess of costs and earnings on uncompleted contracts	(2,152)	(6,434)
Refundable and accrued income taxes	4,238	1,410
Operating lease liability	(3,333)	(3,113)
Other, net	(2,150)	(11)
Net cash (used) provided by operating activities	(30,462)	6,883
Capital expenditures	(5,125)	(4,705)
Proceeds from sales of property, plant and equipment	4,087	438
Other, net	100	119
Net cash used by investing activities	(938)	(4,148)
Borrowings on line of credit	161,000	—
(Repayment) borrowings on debt	(1,000)	—
Payments on line of credit	(62,000)	—
Proceeds from exercise of stock options	—	4,115
Repurchase and retirement of common stock	(74,312)	(12,625)
Dividends paid	(4,793)	(5,035)
Other, net	(1,271)	(712)
Net cash provided (used) by financing activities	17,624	(14,257)
Decrease in cash, cash equivalents and restricted cash	(13,776)	(11,522)
Effect of exchange rates on cash	64	714
Cash, cash equivalents and restricted cash at beginning of year	37,583	47,277
Cash, cash equivalents and restricted cash at end of period	$23,871	$36,469

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

EBITDA Reconciliation
(Unaudited)
	Three Months Ended
(In thousands)	May 28, 2022	May 29, 2021
Net earnings	$22,731	$10,817
Income tax expense	7,969	3,672
Interest expense, net	1,206	1,238
Depreciation and amortization	10,849	12,980
EBITDA	$42,755	$28,707

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com